UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 5, 2006

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (Other Events)

On January 5, 2006, IBM announced that it has changed its U.S. defined benefit pension plans and that it plans to redesign its 401(k) savings plan, effective in January 2008. The press release is Attachment I of this Form 8-K.  Attachment II of this Form 8-K contains information that is being posted on IBM’s Investor Relations web site (www.ibm.com/investor/).  Attachment III contains certain reconciliation and other information, which is being furnished but not filed.  All of the information in Attachments I and II is hereby filed except for the following information that is furnished but not filed:

- Attachment I (Press Release)

The following sentence:  “Despite these global actions, the company said it still expects worldwide 2006 retirement-related plan expenses will continue to increase over 2005 levels by $400 to $500 million, excluding the impact of 2005 one-time charges.”

- Attachment II (Investor Relations web site information)

In the chart titled “Retirement - Related Expense - 2006” the data in the second column (B/(W) Yr/Yr*) for the rows identified as “2006 estimate @ year end 2004 assumptions”,  “2006 estimate @ year end 2005 assumptions before pension plan changes” and “2006 estimate after pension plan changes”.

The following sentence:  “With these savings, worldwide retirement - related plan expense for 2006 will increase over 2005 levels by $400 to $500 million, excluding the one-time charges in 2005.”

In the chart titled “Retirement - Related Expense - With Actions”, the data for the years 2004 and 2005.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  January 5, 2006

By:	/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General
Counsel & Assistant
Secretary

ATTACHMENT I

IBM CHANGES U.S. PENSION PLANS, EFFECTIVE IN 2008,

AS PART OF ONGOING GLOBAL RETIREMENT PLAN STRATEGY SHIFT

ARMONK, N.Y., January 5, 2006 . . . IBM today announced that it has changed its U.S. defined benefit pension plans and that it plans to redesign its 401(k) savings plan, effective in January 2008.

The changes continue IBM’s global strategy of shifting the future focus of retirement benefits toward the more predictable cost structure of a 401(k), or defined contribution, plan and away from its legacy defined benefit pension equity and cash balance plans.  They include:

•	Stopping the accrual of future benefits in the company’s defined benefit pension plans, and fully preserving all retirement benefits that employees will have earned as of December 31, 2007.

•

Redesigning its 401(k) savings plan to make it one of the richest in U.S. business by giving current pension plan participants an annual company-funded contribution of as much as 10 percent of their pay. To provide this benefit through its new 401(k) Plus Plan, IBM plans to double the current company match to dollar-for-dollar on up to 6 percent of salary deferrals, and to make additional automatic contributions of 1 to 4 percent of employees’ pay into their 401(k) account.

•

Assisting nonexempt pension equity plan participants to save more by providing an annual special savings award of 5 percent of pay to their 401(k) savings plan, in addition to the company-funded contribution of up to 10 percent of pay.

•

Ensuring 100 percent employee participation in the 401(k) savings plan by opening accounts for employees who do not contribute to the plan, and annually depositing the automatic company contribution of 1 to 4 percent of their pay directly into these employees’ accounts.

The changes do not affect IBM’s 125,000 current U.S. retirees, former employees with vested benefits or employees who retire prior to January 1, 2008.

“In recent years, IBM has been following a global strategy to move toward defined contribution retirement plans for both existing employees and new hires,” said Randy MacDonald, IBM senior vice president, human resources.  “These changes are consistent with this direction and will give us more predictable retirement plan costs, along with benefits that remain ahead of — but more in line with — our competitors.

“We’re taking these actions to better control retirement plan expenses, position the company for business growth and competitive strength, and preserve employees’ earned retirement benefits, while instituting a leading-edge 401(k) plan that will be one of the richest in the country and a standard in the United States.  We also believe these are prudent and balanced steps at a time of uncertainty and conflicting legislative and regulatory directions about defined benefit retirement plans in the United States.”

The company will record a one-time pre-tax charge related to these pension plan changes of approximately $270 million in the fourth quarter of 2005 as a result of the curtailment of the defined benefit plans.

IBM expects the U.S. plan changes announced today, along with 2006 retirement plan changes under consideration in several other countries, will result in worldwide retirement-related expense savings of $450 to $500 million for 2006, and $2.5 to $3 billion for the period 2006 through 2010, based on year-end 2005 pension assumptions.

Despite these global actions, the company said it still expects worldwide 2006 retirement-related plan expenses will continue to increase over 2005 levels by $400 to $500 million, excluding the impact of 2005 one-time charges.

IBM’s U.S. defined benefit pension plans will stop accruing new benefits effective December 31, 2007.  All benefits earned through year-end 2007 by participants in its pension equity and cash balance plans will be preserved as of that date.  These benefits will be available to participants when they leave IBM, under the same payment options currently in effect.

Benefits planned under the new 401(k) Plus Plan, beginning in January 2008, are as follows:

•

Pension equity plan participants receive a dollar-for-dollar match on the first 6 percent of pay deferred and a 4 percent automatic company contribution, for a total of 10 percent of pay.  Nonexempt pension equity plan participants receive an additional special savings award equal to 5 percent of pay.

•	Cash balance plan participants receive a dollar-for-dollar match on the first 6 percent of pay deferred and a 2 percent automatic company contribution, for a total of 8 percent of pay.

•

Employees hired after December 31, 2004, receive a dollar-for-dollar match on the first 5 percent of pay deferred and a 1 percent automatic company contribution after one year of service, for a total of 6 percent of pay.

IBM’s U.S. defined benefit qualified pension plan was fully funded in excess of the projected benefit obligation with more than $48 billion in assets at the end of 2005.  No funding contribution was made to the U.S. plan in the fourth quarter of 2005.

IBM’s 401(k) plan, with more than $26 billion in assets, is the largest in the country.  More than 90 percent of IBM’s U.S. employees participate in the plan, and 88 percent of these participants already defer at least 6 percent of pay.  The plan also offers one of the lowest management fees of any 401(k) plan, automatic savings, a range of investment features, availability of a rollover to an annuity payment form and disability protection.

Additional information is available on IBM’s investor Web site at http://www.ibm.com/investor/viewpoint/ircorner/2006/06-01-05-1.phtml.

Contact:	IBM
Edward Barbini, 914/499-6565
barbini@us.ibm.com

John Bukovinsky, 914/499-6212
jbuko@us.ibm.com

ATTACHMENT II

IBM Retirement-Related Plan Changes

On January 5, 2006, IBM announced changes to its US pension plans, effective January 1, 2008.  The changes continue IBM’s global strategy of shifting the focus of future retirement benefits toward the more predictable cost structure of defined contribution plans, and away from its legacy defined benefit plans.

The purpose of this article is to provide additional detail regarding retirement-related expense, including the impact of changes in pension assumptions and the expected savings from the plan changes.

Retirement-Related Expense - 2006

	2006	B/(W)
($ in Billions)	Expense	Yr/Yr*

2006 estimate @ year-end 2004 assumptions	2.7	(0.5)

Impact of changes @ year-end 2005
US Cash Balance Interest Crediting Rate	+0.2	(0.2)
US Discount Rate	+0.1	(0.1)
Non-US Discount Rates	+0.3	(0.3)
2005 Return on Asset Performance	(0.1)	0.1
Other Drivers	(0.1)	0.1

2006 estimate @ year-end 2005 assumptions before pension plan changes	3.0	(0.9)

Impact of pension plan changes	(0.45 - 0.5)	0.45 - 0.5

2006 estimate after pension plan changes	2.5 - 2.6	(0.4 - 0.5)

* Based on 2005 estimate excluding impact of one time charges

May not add due to rounding

Based on year-end 2004 assumptions, 2006 retirement-related expense was estimated at approximately $2.7 billion, up $500 million year-to-year.

At the end of each year, IBM updates a series of market-related and other assumptions to determine future pension liabilities and expense.  Using year-end 2005 assumptions, 2006 retirement-related expenses were projected to increase over 2005 levels by $900 million – an increase of $400 million over the previous estimate.

This incremental expense in 2006 is driven principally by the global flattening of the yield curve.  At the short end of the US Treasury yield curve, rates have risen with the Fed Funds Rate movements.  The 2006 US cash balance interest crediting rate will be

5.0%, up from 3.1% for 2005, driving approximately $200 million of incremental expense in 2006.

At the long end of the yield curve, yields on high quality fixed income debt instruments determine the discount rates used to calculate the present value of pension plan liabilities.  Since the end of 2004, these yields have fallen in many countries.  As of December 31, 2005, the US discount rate was set at 5.50%, down 25 basis points from the 2004 year-end rate.  Non-US discount rates have also fallen, generally by 50 to 75 basis points.  Together, the discount rate changes result in approximately $400 million of additional expense in 2006.

Yield Curve Impact to 2006 Pension Expense

•                  Flattening is increasing 2006 expense at both ends

On January 5, IBM announced that the company is taking action to change US pension plans beginning January 1, 2008.  In accordance with US GAAP, these changes, and the resulting savings, will be reflected in the company’s financial results beginning in 2006.  Also, as a result of the changes, a one-time pre-tax charge of approximately $270 million will be reflected in fourth quarter 2005 results.  This one-time curtailment charge is the only impact to the 2005 reported earnings from these pension plan changes.

Additional benefit-reduction actions are under consideration in several other countries.

Worldwide, these plan changes are expected to yield retirement-related 2006 expense savings of approximately $450 to $500 million, based on year-end 2005 assumptions, including US savings of approximately $200 million.  With these savings, worldwide retirement-related plan expense for 2006 will increase over 2005 levels by $400 to $500 million, excluding the one-time charges in 2005.

Savings over the next 5 years (2006-2010) are estimated to be $2.5 to $3.0 billion, also based on year-end 2005 assumptions, and dependent on the implementation of the proposed non-US plan changes.

Looking forward, based on year-end 2005 assumptions, there is expected to be a modest year-to-year increase in retirement-related expense in 2007, and a year-to-year benefit in 2008.

Retirement-Related Expense –With Actions

2006-2008 estimates based on year-end 2005 assumptions

* Excludes one time charges

For more information on IBM’s announcement of the US pension plan changes, go to http://www-03.ibm.com/press/us/en/index.wss.  Reconciliation and other information in connection with non-GAAP measures referenced in this article are contained in the Form 8-K dated January 5, 2006.

ATTACHMENT III

NON-GAAP FINANCIAL MEASURES

In an effort to provide investors with additional information regarding the Company’s results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management believes provides useful information to investors. Specifically, management has presented historical retirement-related expense and the year-to-year historical and estimated year-to-year changes in retirement related expense, excluding the effects of the following one-time items: (1) a one-time pre-tax charge of approximately $270 million recorded in the fourth quarter of 2005 related to the pension plan changes discussed in the company’s January 5, 2006 press release, as a result of the curtailment of the defined benefit plans, (2) $68 million of pre-tax charges to retirement-related expense as a result of the company’s restructuring initiatives in 2005, and (3) a one-time $320 million pre-tax charge recorded in 2004 for the partial settlement of certain legal claims related to IBM’s pension plan. Given the unique and non-recurring nature of these items, management believes that presenting certain financial information without these items is more representative of the company’s operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors.

Following are reconciliations of retirement related expenses excluding one-time charges:

$ in billions	2006 Expense	B/(W) Yr/Yr

2006 estimated retirement-related expense @ year end 2004 assumptions, excluding one-time charges	$2.7	$(0.5)
One-time curtailment charge recorded in 2005	0.3
Charges for 2005 restructuring initiatives	0.1
Impact of changes @ year end 2005:
US Cash Balance Interest Crediting Rate	0.2	(0.2)
US Discount Rate	0.1	(0.1)
Non-US Discount Rate	0.3	(0.3)
2005 Return on Asset Performance	(0.1)	0.1
Other Drivers	(0.1)	0.1

2006 estimated retirement-related expense @ year end 2005 assumptions before pension plan changes	3.0	(0.6)

Impact of pension plan changes	(0.45-0.5)	(0.45-0.5)

2006 estimated retirement-related expense after pension plan changes	$2.5 -$2.6	$(0.1)

may not add due to rounding

$ in billions	Actual 2004	Estimated 2005

Retirement-related expense, excluding one-time charges	$1.1	$2.1
One-time curtailment charge recorded in 2005		0.3
Charges for 2005 restructuring initiatives		0.1
One-time pension settlement charge recorded in 2004	0.3
Retirement-related expense	$1.4	$2.5